EXHIBIT 99.A

CAUSE NO. 2002-13602

JOHN GEBHARDT and MARILYN	)
CLARK, Derivatively on Behalf of	)
El Paso CORPORATION,	)	IN THE DISTRICT COURT OF
	)	HARRIS COUNTY, TEXAS
Plaintiffs,	)	295th JUDICIAL DISTRICT
)
vs.	)
)
BYRON ALLUMBAUGH, JOHN M.	)
BISSELL, JUAN CARLOS BRANIFF,	)
JAMES F. GIBBONS, ANTHONY W.	)
HALL, JR., RONALD L. KUEHN, JR.,	)
J. CARLETON MACNEIL, JR.,	)
THOMAS R. MCDADE, MALCOLM	)
WALLOP, WILLIAM A. WISE, JOE B.	)
WYATT, RALPH EADS, H. BRENT	)
AUSTIN, JOHN W. SOMERHALDER	)
II, JAMES DUNLAP, DOUGLAS L.	)
FOSHEE, ROBERT W. GOLDMAN,	)
THOMAS. R. HIX, WILLIAM H.	)
JOYCE, J. MICHAEL TALBERT,	)
JOHN L. WHITMIRE, RODNEY D.	)
ERSKINE, and D. DWIGHT SCOTT	)
)
Defendants,	)
)
-and-)		NOTICE OF SETTLEMENT
	)	OF SHAREHOLDER DERIVATIVE
	)	ACTION
)
EL PASO CORPORATION,	)
Nominal Defendant	)
)

TO:	ALL PERSONS WHO OWNED EL PASO CORPORATION (“EL PASO” OR THE “COMPANY”) COMMON STOCK AS OF APRIL 5, 2006

YOU ARE HEREBY NOTIFIED, pursuant to Texas Business Corporation Act Article 5.14 and an Order of the Court (the “Court”), that the above-captioned action is a shareholder’s derivative action brought on behalf of El Paso, and that the proposed settlement of the above-captioned action (the “Action”), has been reached, subject to Court approval. A Final Approval Hearing will be held before the Honorable Tracy Christopher, of the District Court of Harris County, Texas, 295th Judicial District, at 11:00 a.m., on June 26, 2006, among other things, to determine whether the proposed settlement of the Action should be approved by the court as fair, reasonable and adequate and whether a judgment should be entered dismissing the Action and releasing and barring claims that were or could have been asserted in the Action (the “Final Approval Hearing”). The Court will also rule upon Plaintiffs’ Counsel’s application for an award of attorneys’ fees and reimbursement of expenses at the Final Approval Hearing.

IF YOU HELD EL PASO COMMON STOCK AS OF APRIL 5, 2006, AND YOU CONTINUE TO HOLD THOSE SHARES AS OF THE DATE OF THE FINAL APPROVAL HEARING, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTION.

I.	DEFINITIONS USED IN THIS NOTICE

1. Definitions
As used herein, the following terms have the meanings specified below:
1.1 “Action” means the action styled Cause No. 2002-13602, Gebhardt et al. v. Allumbaugh, et al., pending in the 295th Judicial District Court of Harris County, Texas, which resulted from the consolidation of Cause No. 2002-60175, Clark v. Allumbaugh, et al. with Cause No. 2002-13602, Gebhardt v. Allumbaugh.
1.2 “Board” means the Board of Directors of El Paso Corporation as it exists on the Stipulation Date.
1.3 “Consolidated Petition” means Plaintiffs’ Consolidated Petition filed in the Action on September 24, 2003.
1.4 “December 2004 Order” means the order entered in the Action on December 28, 2004, denying the Second Special Exceptions.
1.5 “Derivative Defendants” means William A. Wise (“Wise”), Ralph Eads (“Eads”), John W. Somerhalder, II (“Somerhalder”), Byron Allumbaugh (“Allumbaugh”), John M. Bissell (“Bissell”), Juan Carlos Braniff (“Braniff”), James F. Gibbons (“Gibbons”), Anthony W. Hall, Jr.(“Hall”), Ronald L. Kuehn, Jr. (“Kuehn”), J. Carleton MacNeil, Jr. (“MacNeil”), Thomas R. McDade (“McDade”), Malcolm Wallop (“Wallop”), Joe B. Wyatt (“Wyatt”), H. Brent Austin, James Dunlap, Douglas L. Foshee, Robert W. Goldman, Thomas R. Hix, William H. Joyce, J. Michael Talbert, John L. Whitmire, Rodney D. Erskine, and D. Dwight Scott.
1.6 “Derivative Plaintiffs” means John Gebhardt and Marilyn Clark.
1.7 “Derivative Plaintiffs’ Counsel” means counsel who have appeared for or represent any of the Derivative Plaintiffs in the Action.
1.8 “El Paso” means El Paso Corporation, its affiliates and subsidiaries, and its predecessors and successors in interest and assigns.
1.9 “El Paso Stockholder” or “El Paso Stockholders” means all record and/or beneficial owners of El Paso stock at any time from January 1, 1999 through the date of the signing of this Stipulation, along with each of their legal representatives, assignees, heirs, and successors-in-interest.
1.10 “Effective Date” means the first date by which all of the events and conditions specified in Section 10 of the Stipulation have been met and have occurred.
1.11 “ERISA Action” means the litigation pending as Cause No. H-02-4860, Lewis v. El Paso, pending in the United States District Court for the Southern District of Texas, Houston Division.
1.12 “Fee Award” means the total attorneys’ fees and expenses awarded by the Court at the Final Approval Hearing, regardless of to whom the attorneys’ fees and expenses are to be paid to or divided between.
1.13 “FERC” means the Federal Energy Regulatory Commission.
1.13A “Fifth Amended Petition” means Plaintiffs’ Fifth Amended Petition filed in the Action on March 1, 2006.
1.14 “Final” means (i) if the Judgment is upheld on appeal, the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of a writ of certiorari to review the Judgment and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (ii) the date of final dismissal of any appeal from the Judgment, including the expiration of time for requesting rehearing and, if certiorari is sought, the final dismissal of any proceeding on certiorari to review the Judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Judgment.
1.15 “Final Approval Hearing” means the hearing, after notice and preliminary approval, held by the Court to determine (i) whether to approve the settlement of the Action on the terms as set forth in this Stipulation, and (ii) an award of attorneys’ fees and expenses.
1.16 “First Special Exceptions” means special exceptions filed in the Action on October 24, 2003 by El Paso and the Individual Defendants
1.17 “Fourth Amended Petition” means Plaintiffs’ Fourth Amended Petition filed in the Action on January 12, 2006.
1.18 “Insurers” refers to National Union Fire Insurance Company of Pittsburgh, Pa. and Federal Insurance Company.
1.19 “Judgment” means the Final Judgment and Order of Dismissal to be rendered by the Court, in the form of Exhibit C attached hereto.
1.20 The “May 2004 Order” is the order granting the First Special Exceptions, entered in the Action on May 28, 2004.
1.21 “Original Board” means the directors on the Board at the time the original petitions were filed in the Action in Texas, namely defendants Wise, Kuehn, Bissell, Hall, MacNeil, McDade, Allumbaugh, Braniff, Gibbons, Wallop, and Wyatt.
1.22 “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.23 “Plaintiffs’ Settlement Counsel” means The Weiser Law Firm, P.C., Robert B. Weiser, Esq., 121 N. Wayne Ave., Suite 100, Wayne, PA 19087, Telephone (610) 225-2616.
1.24 “Preliminary Approval” means the date on which the Court signs the Preliminary Order.
1.25 “Preliminary Order” means an order of the Court, in the form of Exhibit A, preliminarily approving the settlement of the Action.
1.26 “Related Persons” means each of El Paso or a Derivative Defendant’s past or present directors, officers, managers, employees, partners, members, principals, agents, owners, shareholders, attorneys, advisors, accountants or auditors, banks or investment banks, associates, independent contractors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, executors, administrators, related or affiliated entities, as well as any entity in which El Paso or a Derivative Defendant has a controlling interest, any members of their immediate families, or any trust of which El Paso or any Derivative Defendant is the settlor or which is for the benefit of El Paso or any Derivative Defendant and/or member(s) of his or her family, except as to section 8.1 and section 9.4. For purposes of section 8.1, the Settling Derivative Defendants’ Related Persons shall also include any underwriter, insurer, co-insurer or reinsurer of the Derivative Defendants, or any of them; and for purposes of section 9.4, Related Persons shall include any underwriter, insurer, co-insurer or reinsurer of the Derivative Defendants or El Paso.
1.27 “Released Claims” shall mean all claims (including “Unknown Claims”), demands, rights, damages, injunctive or other equitable relief, liabilities, and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, that were asserted or could have been asserted by El Paso Stockholders (including but not limited to Derivative Plaintiffs) on behalf of El Paso or by El Paso against the Settling Derivative Defendants (or any of them), or against the Board in the Action, that are based upon or related in any way to the facts, circumstances, transactions, events, occurrences, disclosures, statements, omissions, acts or failures to act which were alleged or could have been alleged in the Action, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, constructive fraud, self-dealing, misrepresentation (whether intentional, negligent, or innocent), omission (whether intentional, negligent, or innocent), suppression (whether intentional, negligent, or innocent), mismanagement, gross mismanagement, abuse of control, unjust enrichment, restitution, recovery of compensation, breach of contract, breach of fiduciary duty, or violations of any state or federal statutes, rules, regulations, or any other source of legal or equitable obligation of any kind or description in whatever forum. The term “Released Claims” includes, but is not limited to, claims the Settling Derivative Plaintiffs or El Paso, or any of them, have or may have against El Paso, the Board, or the Settling Derivative Defendants arising out of the settlement of the Action itself (except claims for breach of the settlement agreement). The term “Released Claims” does not include claims for relief under federal securities or ERISA laws as asserted as of the Stipulation Date in either the Securities Class Action or the ERISA Action. In addition, for purposes of section 8.1 only, the term “Released Claims” shall not include Released Claims that El Paso may have against the Settling Derivative Defendants’ underwriters, insurers, co-insurers or reinsurers, or any of them.
1.28 “Released Derivative Parties” means El Paso and its Related Persons, each and all of the Settling Derivative Defendants and their Related Persons, and any underwriter, insurer, co-insurer or reinsurer of a Settling Derivative Defendant or El Paso.
1.29 “Second Amended Petition” means Plaintiffs’ Second Amended Petition, which Derivative Plaintiffs filed in the Action on July 27, 2004.
1.30 “Second Special Exceptions” means special exceptions filed in the Action by the Individual Defendants on November 1, 2004 and November 11, 2004.
1.31 “Securities Class Action” means Civil Action No.H-02-2717, Wyatt v. El Paso, pending in the United States District Court for the Southern District of Texas, Houston Division and the cases consolidated therewith, except that it does not include Civil Action No. H-04-3443, Russo v. Wise, which was consolidated with Wyatt v. El Paso on October 7, 2004.
1.32 “Settlement Fund” means the amount of $16,750,000. El Paso shall use the proceeds of the Settlement Fund (including any interest earned on the original $16,750,000) to (i) satisfy any award of attorneys’ fees ordered by the Court to be paid to any Derivative Plaintiffs’ Counsel (pursuant to § IX), (ii) reimburse Plaintiffs’ Settlement Counsel for reasonable costs of providing notice, if any, to affected shareholders pursuant to section 5.14 of the Texas Business Corporation Act as ordered by the Court, and (iii) defend against and/or fund all or part of settlement of the Securities Class Action. If, after final disposition of the Securities Class Action, monies remain in the Settlement Fund, those monies shall become the exclusive property of El Paso, and El Paso shall be entitled to use those monies for any corporate purpose.
1.33 “Settling Derivative Defendants” means all Derivative Defendants. For purposes of section 1.27, Settling Derivative Defendants shall also include any underwriter, insurer, co-insurer or reinsurer of the Settling Derivative Defendants.
1.34 “Settling Derivative Plaintiffs” means all Derivative Plaintiffs.
1.35 “Settling Derivative Parties” means, collectively, each of the Settling Derivative Plaintiffs (on behalf of themselves and derivatively on behalf of El Paso), the Settling Derivative Defendants, and El Paso.
1.36 “Third Amended Petition” means Plaintiffs’ Third Amended Petition, which Derivative Plaintiffs filed in the Action on October 10, 2005.
1.37 “Third Special Exceptions” means special exceptions filed by El Paso and the Individual Defendants in the Action on November 14, 2005, November 18, 2205, November 21, 2005, and November 22, 2005.
1.38 “Unknown Claims” means any Released Claims which any Settling Derivative Plaintiff, El Paso, or any El Paso Stockholder does not know or suspect to exist in favor of El Paso at the time of the release of the Released Derivative Parties which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Derivative Parties, or might have affected his, her, or its decision not to object to this settlement. The Settling Derivative Plaintiffs, El Paso, and/or El Paso Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each Settling Derivative Plaintiff, El Paso, and El Paso Stockholder shall expressly, upon the Effective Date, be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Derivative Plaintiffs and El Paso acknowledge, and El Paso Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a material and essential part, and hereby expressly waive (i) the benefits of the provisions of Section 1542 of the California Civil Code, which provides that “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor” and (ii) the benefits of any comparable law, statute, regulation, or legal principle of any other jurisdiction.

II.	THE ACTION

The Action was first filed in August 2001, when Settling Derivative Plaintiffs pled shareholder derivative actions against Derivative Defendants in California state court. Generally, the complaint in the California action alleged that Derivative Defendants, El Paso’s senior officers and directors on the Original Board, breached their fiduciary duties in connection with their management and oversight of El Paso’s energy business in California. By agreement of the parties to the California state court action, Plaintiffs dismissed the California action and refiled in state court in Texas.
Gebhardt refiled his claims on March 13, 2002, in Harris County. Clark filed hers on November 25, 2002, also in Harris County. At El Paso’s request, the Court to which the Gebhardt action was assigned consolidated the Clark action into the Gebhardt action, forming the Action. As had the California complaint, both the Gebhardt and Clark petitions alleged that Derivative Defendants breached their fiduciary duties in connection with their management and oversight of El Paso’s energy business in California. More specifically, they both alleged that Derivative Defendants caused or allowed El Paso to engage in certain improper activities with respect to the delivery of natural gas and power to California during the 1999-2001 time frame.
Throughout the remainder of 2002 and for most of 2003, Derivative Plaintiffs investigated the facts and circumstances related to the Action. This investigation focused primarily on reviewing evidence produced in a FERC proceeding that related to El Paso’s role in providing natural gas and power to California from 1999 through 2001. Derivative Plaintiffs also began searching for potential fact witnesses with first-hand knowledge of the events and parties at issue in the Action.
After the cases were consolidated, on September 24, 2003, Derivative Plaintiffs filed the Consolidated Petition. Like the prior pleadings, the Consolidated Petition alleged that Derivative Defendants breached their fiduciary duties in connection with their management and oversight of El Paso. Specifically, Derivative Plaintiffs alleged that: (i) certain Derivative Defendants breached their fiduciary duties by knowingly participating in, approving, or acquiescing in conduct that constituted affiliate abuse and abuse of market power in California; (ii) certain Derivative Defendants breached their fiduciary duties by awarding incentive bonuses to defendants Wise, Eads, and Somerhalder based on the Company’s performance in fiscal year 2001; (iii) Wise, Eads, and Somerhalder were unjustly enriched in fiscal year 2001 as a result of the allegedly improper conduct in California; (iv) certain Derivative Defendants breached their fiduciary duties by approving certain “Global Networks transactions”; (v) Wise, Eads, and Somerhalder were unjustly enriched at the Company’s expense as a result of the Global Networks transactions; (vi) certain Derivative Defendants breached their fiduciary duties by authorizing certain loans to some Derivative Defendants; (vii) certain Derivative Defendants were unjustly enriched because they received loans improperly authorized by certain Derivative Defendants.
In response to the Consolidated Petition, Derivative Defendants and El Paso filed the First Special Exceptions. Generally, the First Special Exceptions argued that the Consolidated Petition failed properly to allege demand futility and, as a result, Derivative Plaintiffs were required - but failed - to make a “pre-litigation demand” on the Board of Directors before filing their petitions.
Derivative Plaintiffs opposed the First Special Exceptions, arguing that no pre-suit demand was required because a majority of the directors on the Original Board were either: (i) directly “interested” in the challenged financial conduct; or (ii) lacked independence from those who were interested. After hearing oral argument, the Court granted the First Special Exceptions in the May 2004 Order. Consistent with Texas law, the May 2004 Order allowed Derivative Plaintiffs the opportunity to amend their claims to try properly to allege demand futility.
On July 27, 2004, Derivative Plaintiffs filed their Second Amended Petition. Generally, the Second Amended Petition asserted claims mirroring those in the Consolidated Petition, but also added new defendants and additional allegations regarding demand futility. Derivative Defendants and El Paso again filed special exceptions in which they argued that the allegations of demand futility were still inadequate, and still did not excuse Derivative Plaintiffs’ failure to make demand on the Board.
Derivative Plaintiffs opposed the Second Special Exceptions. In their brief, they argued that the Second Amended Petition properly pled demand futility through its allegations that a majority of the directors on the Original Board were either (i) directly interested in the challenged financial conduct, or (ii) lacked independence from those who were interested. The Court denied the Second Special Exceptions in the December 2004 Order.
After entry of the December 2004 Order, Derivative Plaintiffs, El Paso, and Derivative Defendants began to engage in written and document discovery. In response to document requests and requests for initial disclosure, El Paso and Derivative Defendants eventually produced more than 1.5 million pages of documents to Derivative Plaintiffs. Because of the volume produced, the parties were in near-constant contact regarding the discovery process throughout 2005.
Beginning in late Spring/early Summer 2005, El Paso approached Derivative Plaintiffs to discuss settlement. For several months, El Paso and Derivative Plaintiffs engaged in discussions toward that goal, and El Paso produced to Derivative Plaintiffs additional, specific information for use only as part of the settlement process. At some point in the discussions, El Paso, Derivative Defendants, and Derivative Plaintiffs agreed to mediate the Action before Gary McGowan. The mediation occurred on July 15, 2005, but the Action did not settle. For some time thereafter, the parties focused their efforts on formal discovery, and it was during this time period that El Paso and Derivative Defendants produced the majority of the 1.5 million pages of documents.
On October 7, 2005, Derivative Plaintiffs amended their petition once again. The Third Amended Petition added additional allegations, additional defendants, and additional claims - specifically that Derivative Defendants breached their fiduciary duties in 2001 by causing or allowing El Paso to: (i) engage in improper “wash trades,” or “round-trip trades,” (ii) account improperly for oil and gas reserves, (iii) account improperly for certain long-term hedging transactions, and (iii) restructure certain energy contracts and improperly move debt related to those contracts off of El Paso’s balance sheet. According to the Third Amended Petition, all of this conduct had the effect of inflating artificially El Paso’s reported financial results and overstating El Paso’s financial performance. Derivative Plaintiffs also asserted additional claims that Wise, Eads, and Somerhalder were unjustly enriched in fiscal year 2001 (“the 2001 Compensation Claims”).
Derivative Defendants and El Paso filed the Third Special Exceptions, which excepted to the newly added allegations for failure to make demand and, for certain Derivative Defendants, for lack of specificity. Derivative Defendants also urged the Court to abate the 2001 Compensation Claims in favor of a separate Delaware derivative action (styled Laites v. Wise) that also raised similar claims. On December 12, 2005, the Court heard argument on Defendants’ motions to abate, and stayed the 2001 Compensation Claims. On December 14, 2005, Laites, the competing Delaware derivative case, was dismissed in Delaware for failing to make a pre-suit demand on the Board. While litigating issues associated with the Third Amended Petition, El Paso, Derivative Defendants, and Settling Derivative Plaintiffs resumed settlement discussions. These discussions intensified during the second week of December 2005 and, before the end of December, Settling Derivative Plaintiffs, El Paso, and Settling Derivative Defendants reached an agreement in principle to settle the Action on the terms and conditions reflected in this Stipulation. At the Stipulation Date, the operative pleading was Plaintiffs’ Fifth Amended Petition, which, among other things, added two defendants.

III.	DISCOVERY, INVESTIGATION AND RESEARCH CONDUCTED BY PLAINTIFFS’ SETTLEMENT COUNSEL

Derivative Plaintiffs’ Counsel has conducted extensive formal and informal discovery and investigation during the development and prosecution of the Action. This discovery and investigation has included, inter alia: (i) inspecting, reviewing, and analyzing over 1.5 million pages of documents produced by, or otherwise relating to, the claims brought in the Action; (ii) inspecting, reviewing, and analyzing thousands of documents produced in other actions involving El Paso that are related to the Action; (iii) consulting with numerous fact witnesses who possessed first-hand knowledge of the events at issue in the Action; (iv) drafting, filing, and briefing multiple motions, including responses to special exceptions, to motions to stay, and to motions to stay discovery; (v) participating in numerous face-to-face and telephonic meetings with counsel for El Paso and Derivative Defendants; (vi) participating in mediation; and (vii) researching applicable law with respect to the claims asserted in the Action and the potential defenses thereto.

IV.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Settling Derivative Defendants have denied, asserted numerous defenses to, and continue to deny each and all of the claims and contentions alleged by Settling Derivative Plaintiffs in the Action. Settling Derivative Defendants also have denied and continue to deny the allegations that any of the Settling Derivative Plaintiffs or El Paso has suffered any damages. Settling Derivative Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. Each of the Settling Derivative Defendants denies and continues to deny the allegations concerning any alleged breach of fiduciary duty, misappropriation and/or waste of corporate assets, unjust enrichment, and any other alleged act of wrongdoing or omission. In defense of themselves, Settling Derivative Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of El Paso and its stockholders.
Nonetheless, Settling Derivative Defendants have devoted substantial time, energy, and resources to defend against the claims in the Action, and believe that further litigation would be protracted and expensive not only to them, but also to El Paso stockholders. Settling Derivative Defendants also consider there to be uncertainty and risks inherent in litigation. As a result, Settling Derivative Defendants have concluded it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

V.	CLAIMS OF THE SETTLING DERIVATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT

Settling Derivative Plaintiffs believe that the claims asserted in the Action have merit and that the evidence developed to date supports the claims asserted. However, Settling Derivative Plaintiffs and Derivative Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Settling Derivative Defendants through trial and appeals. Settling Derivative Plaintiffs and Derivative Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex shareholder litigation such as the Action, as well as the difficulties and delays inherent in such litigation. Settling Derivative Plaintiffs and Derivative Plaintiffs’ Counsel also are mindful of the inherent problems of proof under, and possible defenses to, the claims asserted in the Action. Based on these considerations and others, Settling Derivative Plaintiffs and Derivative Plaintiffs’ Counsel have concluded that the settlement set forth in this Stipulation is fair, adequate, and reasonable in that it confers substantial benefits upon, and is in the best interest of, Settling Derivative Plaintiffs, El Paso, and El Paso Stockholders.

VI.	THE SETTLEMENT

6.1 Under the terms of the Stipulation, , Settling Derivative Parties have agreed to the following:

A.	Monetary Component.
(a) Settling Derivative Parties have agreed to the creation of a Settlement Fund in the amount of $16,750,000, as set forth in section 1.32. The Action is not a shareholder’s class action. Thus, even though El Paso is receiving a payment as a result of the settlement of the Action, those monies will not be distributed to El Paso’s current or former shareholders. Because the Action is a derivative action brought for El Paso’s benefit, El Paso will be able to utilize these funds for several corporate purposes which are described in detail at section 1.32.

B.	Corporate Governance Component
(a) In addition to the monetary component set forth above, El Paso has made or has agreed to make substantial changes to El Paso’s corporate governance practices and the composition of its Board of Directors. The practices El Paso has made or agrees to make are listed in Exhibit C to the Stipulation.
6.2 The Settling Parties believe that the settlement relief described in 6.1 has or will materially benefit the Company and its stockholders.

VII.	REASONS FOR THE SETTLEMENT

In evaluating the reasonableness of the settlement, Plaintiffs’ Settlement Counsel analyzed the likelihood of success on the claims asserted in the Action. Plaintiffs’ Settlement Counsel believes that the claims asserted in the Action have merit; however, it is possible Defendants could have defeated the claims, in which case the Company would have received nothing. Plaintiffs’ Settlement Counsel recognizes the significant risks necessary to prosecute the Action against the Defendants through trial and that even if a successful result was achieved at trial, such decision would likely be submitted to appellate review. In addition to the inherent difficulties and delays involved in complex litigation like the Action, Plaintiffs’ Settlement Counsel are mindful of the many problems of proof under and possible defenses to the violations of law asserted and, therefore, believe that it is in the best interest of the El Paso Stockholders and the Company to resolve the Action for the benefits obtained as result of the settlement. Moreover, even if Plaintiffs were successful after trial and appeals, any recovery might be offset by the significant expenses incurred in continuing to litigate the Action.
In addition to these risks, the remedies available to Plaintiffs would have been subject to rigorous attack by Defendants prior to and at trial. Recoverable damages are limited to losses caused by actionable conduct under applicable law and, had the Action gone to trial, Defendants would have attempted to prove that El Paso Stockholders and El Paso suffered no injuries at all.
As such, and in light of the foregoing, the settlement, which provides immediate, material benefits to El Paso Stockholders and El Paso, is in the Company’s best interests.

VIII.	RELEASES

8.1 Upon the Effective Date, as defined in paragraph 1.10, Settling Derivative Plaintiffs and their counsel, on their own behalf and derivatively on behalf of El Paso, El Paso, and El Paso Stockholders (in their capacity as stockholders only, asserting derivative claims on behalf of, and belonging to, El Paso) shall fully, finally, and forever release, relinquish, and discharge all Released Claims (including Unknown Claims) against each and all of the Settling Derivative Defendants and their Related Persons, and be forever barred from raising or asserting any of the Released Claims (including Unknown Claims) against the Settling Derivative Defendants and their Related Persons, or any of them. The Settling Derivative Plaintiffs and their counsel (on their own behalf and derivatively on behalf of El Paso), El Paso, and El Paso Stockholders (in their capacity as stockholders only, asserting derivative claims on behalf of, and belonging to, El Paso) agree never to sue any of the Settling Derivative Defendants or their Related Persons on any of the Released Claims (including Unknown Claims).
8.2 Upon the Effective Date, as defined in paragraph 1.10, Upon the Effective Date, Settling Derivative Defendants and their Related Persons shall fully, finally, and forever release, relinquish, and discharge El Paso from any and all claims arising out of or relating to the institution, prosecution, assertion, settlement, or resolution of either the Action or the Released Claims, except as otherwise provided in this paragraph 8.2. Settling Derivative Defendants and their Related Persons agree never to sue El Paso on any claims arising out of or relating to the institution, prosecution, assertion, settlement, or resolution of either the Action or the Released Claims, except as otherwise provided in this paragraph 8.2. Nothing in this paragraph 8.2 shall affect, impair, or reduce the right of any Settling Derivative Defendant to indemnification for claims arising out of or relating to the Released Claims where (i) the Released Claim has been or may hereafter be asserted in any proceeding other than in the Action and (ii) a right to indemnification exists. Further, nothing in this paragraph 8.2 shall affect, impair, or reduce the right of any Settling Derivative Defendant to indemnification for attorneys’ fees and expenses incurred in the Action prior to the Effective Date, incurred in connection with settlement of the Action, or incurred in connection with the enforcement of this Stipulation or any Judgment. Further, nothing in this paragraph 8.2 shall affect, impair, or reduce the rights of any Settling Derivative Defendant under any applicable insurance policy or other insurance agreement. Nothing in this Stipulation shall bar or impair any claim or action by the Settling Derivative Defendants, or any of them, for breach of this Stipulation.

IX.	PLAINTIFF SETTLEMENT COUNSELS’ ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

9.1 As a result of their efforts in filing, prosecuting and settling the Action, Plaintiffs’ Settlement Counsel intend to apply to the Court for an award of attorney’s fees and expenses not to exceed $4,690,000.00 to be paid out of the Settlement Fund. All the Settling Derivative Defendants have agreed not to oppose that application if so limited.
9.2 To date, Plaintiffs' Settlement Counsel have not received any payment for their services in prosecuting the Action, nor have they been reimbursed for their substantial out-of-pocket expenses. The Fee Award would compensate counsel for their efforts in achieving the benefits described herein and for their risk in undertaking this representation on a contingency basis.

X.	THE FINAL APPROVAL HEARING

10.1 The Final Approval Hearing will be held on June 26, 2006, at 11:00 a.m., before the Honorable Tracy Christopher, of the District Court of Harris County, Texas, 295th Judicial District, 210 Caroline, Houston, Texas 77002. The purpose of the Final Approval Hearing will be to determine whether: (i) the to approve the terms of the Stipulation and settlement of the Action as fair, reasonable and adequate; and (ii) to award attorneys’ fees and expenses. The Court will also rule on any other matters before it.
10.2 The Court may adjourn the Final Approval Hearing by oral announcement at such hearing or at any adjournment without further notice of any kind. The Court may approve the Stipulation and settlement of the derivative case with or without modifications, enter an Order and Final Judgment, and order the payment of the Fees and Expenses without further notice of any kind.

XI.	THE RIGHT TO BE HEARD AT THE HEARING

Any current El Paso Stockholder may, but is not required to, appear at the Final Approval Hearing and show cause, if he, she or it has any, why the settlement of the Action should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered thereon, or why fees inclusive of expenses should not be awarded; provided, however, that no El Paso Stockholder or any other Person shall be heard or entitled to contest the approval of the settlement, or, if approved, the Judgment to be entered thereon, unless on or before ten (10) days prior to the Final Approval Hearing that Person has caused to be filed written objections stating all supporting bases and reasons, with:

CLERK OF THE COURT
District Court of Harris County, Texas
295th Judicial District
210 Caroline
Houston, Texas 77002

and has served copies of all such papers at the same time upon the following by first-class mail:

ROBERT B. WEISER, Esq. THE WEISER LAW FIRM, P.C. 121 N. Wayne Ave., Suite 100 Wayne, Pennsylvania 19087 Telephone: 1-866-934-7372	MARY KATHRYN SAMMONS, Esq. SUSMAN GODFREY, L.L.P. 1000 Louisiana Street, Suite 5100 Houston, TX 77002 Telephone: 1-713-651-9366

Plaintiffs’ Settlement Counsel	El Paso’s Counsel

Attendance at the Final Approval Hearing is not necessary in order for the objection to be considered by the Court; however, Persons wishing to be heard orally in opposition to the approval of the settlement are required to indicate in their written objection their intention to appear at the Settlement Hearing. Thus, every objection must contain: (1) the Person’s name, address and telephone number; (2) the number of shares of El Paso common stock the Person owns; (3) the date(s) of purchase of such shares; (4) a detailed statement of the basis for the Person’s objections to or comments upon the settlement, Plaintiffs’ Counsel’s request for attorneys’ fees and reimbursement of expenses, or any other matter before the Court; (5) any supporting papers, including all documents and writings that the person desires the Court to Consider; (6) a representation as to whether the Person intends to appear at the Final Approval Hearing; (7) a representation as to whether the Person plans on calling any witness(es) at the Final Approval Hearing; and (8) the identities of any witness(es) the Person plans to call at the Final Approval Hearing.

Any Current El Paso Stockholder who does not make his, her or its objection in the manner provided for in the preceding paragraph shall be deemed to have waived such objection and shall forever be foreclosed from making any objections to the fairness, adequacy, or reasonableness of the settlement, or the Fee Award.

XII.	EXAMINATION OF PAPERS

This Notice does not describe all of the details of the Stipulation. For full details of the matters discussed in this Notice, you can: (i) review the Stipulation filed with the Court, which may be inspected during business hours, at the office of the Clerk of the Court, District Court of Harris County, Texas, 295th Judicial District, 210 Caroline, Houston, Texas 77002; or (ii) contact Plaintiffs’ Settlement Counsel.

DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

DATED: May 12, 2006